SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 April 30, 2000
                                (Date of report)


                            MASON HILL HOLDINGS, INC.


        DELAWARE                    033-24178-A                 650109088
(State of Incorporation)      (Commission File Number)      (IRS Employer ID)

                    110 WALL STREET, NEW YORK, NEW YORK 10005
                    (Address of principle executive offices)


ITEM 4.

Change in Registrant's Certifying Accountant

Effective as of April 30, 2000, Mason Hill Holdings, Inc. ("Mason Hill" or the "Company") dismissed its former independent auditor, Civvals, Chartered Accountants ("Civvals"), based on their agreement that such action is in the best interests of both firms. Effective as of that date, the Company has engaged Demetrius & Company, L.L.C. ("Demetrius & Company") as its new independent auditor. The decision to end the Company's relationship with Civvals and to engage Demetrius & Company was unanimously approved by the Company's Board of Directors.

Over the course of Civvals' engagement, the Company and Civvals had no disagreements on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Civvals, would have caused it to make reference to the subject matter of the disagreement in connection with any report or opinion it might have issued. Furthermore, neither of Civvals' reports on the Company's financial statements for the past two years contained an adverse opinion, disclaimer of opinion, or modification or qualification of opinion.

ITEM 7. Exhibits.

Exhibit 1 Letter from Civvals, Chartered Accountants & Registered Auditors, dated May 8, 2000, regarding change in independent auditors.

                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                       Mason Hill Holdings, Inc.
                                                                    (Registrant)

                                             -----------------------------------
                                                      By: Christopher J. Kinsley
                                                                       President

                                                                   CIVVALS

                                                           CHARTERED ACCOUNTANTS
                                                                      &
                                                             REGISTERED AUDITORS


                                                               Marble Arch House
                                                            66-68 Seymour Street
                                                                  London W1H 5AF

Christopher J. Kingsley
Mason Hill Holdings Inc.
110 Wall Street
6th Floor
New York
NW 10005
USA

8th May 2000

Dear Mr. Kingsley:

MASON HILL HOLDINGS, INC.
FORMERLY KNOWN PRIDE, INC.


     I refer to your letter of May 4th, 2000, together with the draft form 8-K dated April 30th, 2000.

     We confirm the contents of item 4 of the form 8-K other than to advise you that our independent auditors report on the financial statements for the year ended November 30th, 1998 contained a paragraph emphasising the fundamental uncertainty of the going concern position of the company at that date.

Yours sincerely,


/s/Civvals
   Civvals